Exhibit 23.3

                  CONSENT OF RP FINANCIAL, L.C.


                                        April 6, 2000


     We consent to the inclusion in this Registration Statement on Form S-4 of Exchange National Bancshares, Inc. of our opinion to the Board of Directors of CNS Bancorp, Inc. as set forth as Appendix B to the Joint Proxy Statement/Prospectus, which is part of the Registration Statement, and to the reference to our firm and summarization of our opinion in the Joint Proxy Statement/Prospectus under the caption "Opinion of Financial Advisor to CNS".

                                        Sincerely,

                                        RP FINANCIAL, L.C.

                                        /s/ Ronald S. Riggins
                                        Ronald S. Riggins
                                        President and Managing Director
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